Exhibit 10.1

                         SECOND AMENDMENT
                     TO AMENDED AND RESTATED
                  CREDIT AND SECURITY AGREEMENT


     This Second Amendment is made as of the 12th day of May, 1994, by and among SHELDAHL, INC., a Minnesota Corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Harris").

                             RECITALS

     A. The Borrower, Norwest and Harris have entered into an Amended and Restated Credit and Security Agreement by and among amended by a First Amendment dated December 2, 1993 (the "Credit Agreement"), pursuant to which Norwest and Harris agree to make certain advances to the Borrower pursuant to the terms and conditions thereof.

     B. The Borrower has requested that certain amendments be made to the Credit Agreement, and Norwest and Harris are willing to agree to such amendments, pursuant to the terms and conditions set forth below.

     ACCORDINGLY, in consideration o the premises and the mutual covenants and agreements herein contained, it is hereby agreed as follows:

     1. Section 8.1(r) of the Credit Agreement is hereby deleted in its entirety and Norwest and Harris hereby waive any Default or Event of Default which has occurred as a result of the Borrower's not consummating its purchase of the issued and outstanding common stock of Data Key, Inc.

     2. Section 6.14 of the Credit Agreement is hereby amended by changing the required ratio for the Borrower's maximum debt to tangible net worth for the period 2/26/94 - 9/2/94 as it appears in the table therein contained to read as follows:

     "2/26/94 - 9/2/94        1.80 to 1.00".

     3. Except as explicitly amended by this Second Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

     4. The execution of this Second Amendment shall not constitute a waiver of any Default or Event of Default under the Credit Agreement, except as expressly provided in paragraph 1 hereof, whether or not known to Norwest or Harris and whether or not existing on the dat of this Second Amendment.

     5. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one in the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                   SHELDAHL, INC.


                                   By   /S/JOHN V. MCMANUS
                                   Its Vice President, Finance


                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                   By   /S/RONALD E. GOCKOWSKI
                                   Its Vice President


                                   HARRIS TRUST AND SAVINGS BANK

                                   By   /S/CATHERINE C. CIOLEK
                                   Its Vice President